EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of One World Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Corinda Joanne Melton, Chief Executive Officer, and Dennis P. Gauger, Chief Financial Officer, on the date indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 14, 2014	By:	/s/ Corinda Joanne Melton
Corinda Joanne Melton
President and Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2014	By:	/s/ Dennis P. Gauger
Dennis P. Gauger
Chief Financial Officer (Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to One World Holdings, Inc. and will be retained by One World Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.